Exhibit 10.20
This is an English translation.
AMENDMENT AGREEMENT TO THE MAIN CONTRACT
Party A: Cai Yingguo
Party B: Land V. Ltd (Fujian)
Party C: Linong Agriculture Technology (Shantou) Co. Ltd
1. Party A, Party B and Party C, after consultation, agree with respect to the Land Sub-Lease Contract signed by Party A and Party B on June 14, 2005 (hereinafter named as “Contract”, currently with actual leased area of 2,213.57 mu), Party B, Land V. Ltd (Fujian) named therein shall be changed to Party C, Linong Agriculture Technology Co. Ltd (Shantou) in this Agreement. Saved for the terms agreed in this Agreement, the content in the Contract remains unchanged.
2. Before this Agreement is effective, all rights or liabilities, unclear debts, right of credit of Party B under the Contract shall remain with Party B. After this Agreement is effective, Party A and Party B shall in accordance with the provisions in the Contract, be conferred with the power and duty on their respective rights and liabilities set out in this Agreement.
3. This agreement is effective from January 1, 2010.
June 25, 2010
Party A (sign and seal): /s/ Cai Yingguo
Party B (sign and seal): [chop of Land V. Ltd (Fujian) is affixed]
Party C (sign and seal): [chop of Linong Agriculture Technology (Shantou) Co. Ltd is affixed]